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                                                                     Exhibit 5.1
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                       [Letterhead of Hunton & Williams]



October 27, 2000


Board of Directors
Insmed Incorporated
800 East Leigh Street
Richmond, Virginia 23219

                              Insmed Incorporated
                      Registration Statement on Form S-1
                      filed under Rule 462(b)
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Ladies and Gentlemen:

  We have acted as counsel for Insmed Incorporated, a Virginia corporation (the "Company") in connection with the Registration Statement on Form S-1 filed under Rule 462(b), as filed with the Securities and Exchange Commission (the "Commission") on October 27, 2000 (as amended and supplemented, the "Registration Statement"), pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the sale in an underwritten public offering of an additional 575,000 shares (including 75,000 shares subject to the underwriters' over-allotment option) of the Company's common stock, $.01 par value (the "Shares"), by the Company and a certain selling shareholder (the "Selling Shareholder") pursuant to which 500,000 Shares are being sold by the Company (the "Company Shares") and 75,000 Shares which are subject to the underwriters' over-allotment option are being sold by the Selling Shareholder (the "Selling Shareholder's Shares"). The Shares are to be offered to the public pursuant to an underwriting agreement to be entered into among the Company, the Selling Shareholders, Robertson Stephens, Inc., Banc of America Securities LLC and Prudential Securities Incorporated, as representatives of the underwriters.

  The Registration Statement covering the registration of the Shares is being filed pursuant to Rule 462(b) promulgated under the Act with the Commission in connection with the proposed public offering described in the Company's Registration Statement on Form S-1 (Registration No. 333-46552) filed with the Commission on September 25, 2000, as amended, and which became effective on October 26, 2000.

  This opinion is being furnished in accordance with the requirements of Item 16(a) of Form S-1 and Item 601(b)(5)(i) of Regulation S-K.

  In connection therewith, we have examined and relied upon the original or a copy, certified to our satisfaction, of (i) the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws of the Company, each as amended to date; (ii) actions of the Board of Directors of the Company authorizing the offering and the issuance of the Shares and related matters;
(iii) the Registration Statement and exhibits thereto; and (iv) such other documents, instruments or other information as we deemed necessary or appropriate in rendering our opinion. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as
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Insumed Incorporated
October 27, 2000
Page 2

certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and Selling Shareholder and upon documents, records and instruments furnished to us by the Company and the Selling Shareholder, without independently checking or verifying the accuracy of such documents, records and instruments.

  We do not purport to express any opinion on any laws other than the Commonwealth of Virginia and the United States of America.

  Based on such review, we are of the opinion that the Company Shares have been duly authorized and if, as and when issued or sold in accordance with the Registration Statement (as amended and supplemented through the date of issuance) will be legally issued, fully paid and nonassessable, and the Selling Shareholder's Shares are legally issued, fully paid and nonassesable.

  We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

  This opinion letter is rendered as of the date first above written and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Selling Shareholder or the Shares.

                                        Very truly yours,


                                        /s/ Hunton & Williams